EX99.(d)(58)

EXHIBIT (d)(58)

                                     FORM OF
                          INVESTMENT ADVISORY AGREEMENT
                              ENTERED INTO BETWEEN
                           THE TRAVELERS SERIES TRUST
                                       AND
                       TRAVELERS INVESTMENT ADVISER, INC.


       This Investment Advisory Agreement (the "Agreement") is entered into as of _____, 2005 by and between The Travelers Series Trust, a Massachusetts business trust (the "Trust"), and Travelers Investment Adviser, Inc., a corporation duly organized and existing under the law of the state of Delaware ("TIA").

       WHEREAS, the Trust is a series-type, open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of several series, including the Van Kampen Enterprise Portfolio (the "Portfolio"); and

       WHEREAS, the Trust desires to retain TIA to provide or to arrange to provide investment management and advisory services to the Portfolio, in the manner and on the terms and conditions set forth in this Agreement; and

       WHEREAS, TIA is willing to provide or to arrange to provide such services to the Portfolio, in the manner and on the terms and conditions set forth in this Agreement.

       NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Trust and TIA agree as follows:

       1.     INVESTMENT DESCRIPTION; APPOINTMENT

       The Trust desires to employ its capital relating to the Portfolio by investing and reinvesting in investments of the kind and in accordance with the investment objective(s), policies and limitations authorized by its Board of Trustees (the "Board") and as specified in the prospectus (the "Prospectus") and the statement of additional information (the "SAI") filed with the Securities and Exchange Commission as part of the Trust's Registration Statement on Form N-1A, as may be periodically amended. Copies of the Prospectus and the SAI have been and will be (following amendments) forwarded to TIA. The Trust hereby appoints TIA to provide investment advisory services for the Portfolio. Pursuant to this Agreement and subject to the

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oversight and  supervision  by the Board,  TIA shall manage the  investment  and reinvestment, or arrange for the investment and reinvestment, of the Portfolio's assets. TIA hereby accepts the appointment by the Trust in the foregoing capacity and agrees, at TIA's own expense, to render the services set forth herein and to provide the office space, furnishings, equipment, and personnel required by TIA to perform these services on the terms and for the compensation provided in this Agreement.

       (b) The Trust agrees to provide TIA promptly with copies of all amendments and supplements to the current Prospectus and the SAI, and copies of any procedures and guidelines adopted by the Board applicable to the Portfolio and any amendments thereto (the "Board Procedures"), on an on-going basis. Until the Trust delivers any such amendment or supplement or Board Procedures, TIA shall be fully protected in relying on the last Prospectus and SAI and any Board Procedures, previously furnished to TIA. In addition, the Trust shall furnish TIA with a certified copy of any financial statement or report prepared for the Trust with respect to the Portfolio by certified or independent auditors, and with copies of any financial statements or reports made by the Trust to shareholders or to any state or federal regulatory agency. The Trust shall also inform TIA of the results of any audits or examinations by regulatory authorities pertaining to TIA's responsibilities for the Portfolio. The Trust further agrees to furnish TIA with any materials or information that TIA may reasonably request to enable it to perform its functions under this Agreement.

       2.     SERVICES AS INVESTMENT ADVISER

       Subject to the supervision, direction and approval of the Board, TIA will manage the investment operations of the Portfolio and will furnish or cause to be furnished to the Trust advice and assistance with respect to the acquisition, holding or disposal of the Portfolio's investments in accordance with the investment objective, policies and restrictions as communicated to it by the Board and as are set forth in the Prospectus and SAI. TIA shall not delegate any of the Adviser's duties under this Agreement to any other duly organized investment adviser (a "Subadviser") until the Board and a majority of those trustees who are not parties to this Agreement or "interested persons" of any party have approved said Subadviser; PROVIDED, that, in the event that TIA is authorized to delegate any of its duties under this Agreement to a Subadviser, TIA shall retain overall responsibility for these delegated powers and functions and any and all obligations and liabilities in connection therewith, and TIA shall remain responsible for ensuring that each Subadviser conducts its operations in a manner consistent with the terms of this Agreement.

       8.     RULE 38A-1 COMPLIANCE

       TIA represents, warrants and agrees that it has adopted and implemented, and throughout the term of this Agreement will maintain in effect and implement, policies and procedures reasonably designed to prevent, detect and correct violations by TIA and its supervised persons, and, to the extent the activities of TIA in respect of the Trust could affect the Trust, by the Trust, of "federal securities laws" (as defined in Rule 38a-1 under the 1940 Act), and that TIA has provided the Trust with true and complete copies of its policies and procedures (or summaries thereof) and related information requested by the Trust. TIA agrees to cooperate with periodic

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reviews by the Trust's  compliance  personnel of TIA's policies and  procedures, their operation and implementation and other compliance matters and to provide to the Trust from time to time such additional information and certifications in respect of TIA's policies and procedures, compliance by TIA with federal securities laws and related matters as the Trust's compliance personnel may reasonably request.

       4.     INFORMATION TO BE PROVIDED TO THE TRUST

       TIA shall keep the Board and the Trust informed of developments materially affecting the Portfolio. In this regard, TIA shall provide to the Board and the Trust's officers such periodic reports concerning the obligations assumed under this Agreement as the Trust and the Board may from time to time reasonably request. Additionally, TIA shall, or shall ensure that any Subadviser shall, at least quarterly, provide the Board with a written certification that the Portfolio is in compliance with the Portfolio's investment objectives and practices, the 1940 Act and applicable rules and regulations under the 1940 Act, and the requirements of Subchapter M and Section 817(h) under the Internal Revenue Code of 1986, as amended (the "Code").

       5.     STANDARD OF CARE

       TIA shall exercise its best judgment and shall act in good faith in rendering the services contemplated herein. TIA and any of its officers, directors, employees, agents, representatives, or persons controlled by it (the "Related Parties") shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or the Portfolio in connection with the matters to which this Agreement relates, provided that TIA shall be liable to the Trust, the Portfolio and the Portfolio's shareholders for conduct that constitutes willful misfeasance, bad faith, or gross negligence on its part in the performance of its duties or by reason of TIA's reckless disregard of its obligations and duties under this Agreement.

       6.     TIA'S DUTIES REGARDING PORTFOLIO TRANSACTIONS

       (a) PLACEMENT OF ORDERS. TIA shall take all actions that it considers necessary to implement the investment policies of the Portfolio, and, in particular, to place all orders for the purchase or sale of securities or other investments for the Portfolio with brokers or dealers TIA selects. To that end, TIA is authorized as the Trust's agent to give instructions to the Trust's custodian as to deliveries of securities or other investments and payments of cash for the Portfolio's account. In connection with the selection of brokers or dealers and the placement of purchase and sale orders, TIA is directed at all times to seek to obtain best execution and price within the policy guidelines determined by the Board and set forth in the Trust's current Prospectus and SAI, subject to provisions (b), (c), and (d) of this Section 5.

       (b) SELECTION OF BROKERS AND DEALERS. To the extent permitted by the policy guidelines set forth in the Trust's current Prospectus and SAI, in the selection of brokers and dealers to execute portfolio transactions, TIA is authorized to consider not only the available prices and rates of brokerage commissions, but also other relevant factors, which may include, without limitation: the execution capabilities of the brokers and dealers; the research, custody,

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and other  services  provided by the brokers and dealers that TIA believes  will
enhance  its  general  portfolio  management  capabilities;   the  size  of  the
transaction; the difficulty of execution; the operational facilities of these brokers and dealers; the risk to a broker or dealer of positioning a block of securities; and the overall quality of brokerage and research services provided
by  the  brokers  and  dealers.  In  connection  with  the  foregoing,   TIA  is
specifically authorized to pay those brokers and dealers who provide brokerage and research services to TIA a higher commission than that charged by other brokers and dealers if TIA determines in good faith that the amount of the commission is reasonable in relation to the value of the services in terms of either the particular transaction or in terms of TIA's overall responsibilities with respect to the Portfolio and to any other client accounts or portfolios that TIA advises. The execution of such transactions shall not be considered to represent an unlawful breach of any duty created by this Agreement or otherwise.

       (c) SOFT DOLLAR ARRANGEMENTS. On an ongoing basis, but not less often than annually, TIA shall identify and provide a written description to the Trust of all "soft dollar" arrangements that TIA maintains with respect to the Portfolio or with brokers or dealers that execute transactions for the Portfolio. Prior to the commencement of the active management of the Portfolio, and periodically thereafter, but not less often than annually, TIA shall provide the Trust with a written description of all arrangements with third parties and other individuals, entities, brokers, or money management firms that have or may receive or share in the payment of fees for services in connection with securing or continuing this Agreement.

       (d) AGGREGATED TRANSACTIONS. TIA is authorized to aggregate purchase and sale orders for securities held (or to be held) by the Portfolio with similar orders being made on the same day for other client accounts or portfolios that TIA manages. When an order is so aggregated: (a) the actual prices applicable to the aggregated transaction will be averaged, and the Portfolio and each other account or portfolio participating in the aggregated transaction shall be treated as having purchased or sold the Portfolio's portion of the securities at this average price; and (b) all transaction costs incurred in effecting the aggregated transaction shall be shared on a pro-rata basis among the accounts or portfolios (including the Portfolio) participating in the transaction. When recommending or effecting a transaction in a particular security or investment for more than one client account or portfolio (including the Portfolio), TIA may allocate the recommendations or transactions among all accounts and portfolios for whom the recommendation is made or transaction is effected on a basis that TIA considers equitable. The Portfolio and TIA each recognize that in some cases this procedure may adversely affect the size of the position obtainable for the Portfolio.

       7.     COMPENSATION

       In consideration of the services rendered, the facilities furnished, and the expenses assumed pursuant to this Agreement, the Trust will pay TIA a fee as listed on Attachment A. The parties understand that the fee will be calculated daily and paid monthly. The fee for the period from the Effective Date (defined below) of the Agreement to the end of the month during which the Effective Date occurs shall be prorated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement before the end of a month, the fee for such part of that month shall be prorated according to the proportion that such

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period  bears to the full  monthly  period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to TIA, the value of the Portfolio's net assets shall be computed at the times and in the manner specified in the Prospectus and the SAI, and on days on which the net assets are not so determined, the net asset value computation to be used shall be as determined on the immediately preceding day on which the net assets were determined.

       8.     EXPENSES

       TIA shall bear all expenses (excluding brokerage costs, custodian fees, auditor fees and other expenses to be borne by either the Portfolio or the Trust) in connection with the performance of its services under this Agreement and shall pay: (a) any subadviser fee incurred under any and all Subadvisory Agreement(s) with respect to the Portfolio, and (b) any other fees required to be paid to any Subadviser. The Trust will bear certain other expenses to be incurred in its operation, including, but not limited to: (i) interest and taxes; (ii) brokerage commissions and other costs in connection with the purchase or sale of securities and other investment instruments; (iii) fees and expenses of the Trust's trustees other than those who are "interested persons" of the Trust; (iv) legal and audit expenses; (v) custodian, registrar and transfer agent fees and expenses; (vi) fees and expenses related to the registration and qualification of the Trust and the Portfolio's shares for distribution under state and federal securities laws; (vii) expenses of printing and mailing reports and notices and proxy material to shareholders of the Portfolio; (viii) all other expenses incidental to holding meetings of the Portfolio's shareholders, including proxy solicitations therefor; (ix) insurance premiums for fidelity bond and other coverage; (x) investment management fees;
(xi) expenses of typesetting for printing prospectuses and statements of additional information and supplements thereto; (xii) expenses of printing and mailing prospectuses and statements of additional information and supplements thereto; and (xiii) such non-recurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Portfolio is a party and legal obligation that the Portfolio may have to indemnify the Trust's trustees, officers and/or employees or agents with respect thereto. The Trust will bear all other expenses that TIA has not specifically assumed hereunder.

       9.     SERVICES TO OTHER COMPANIES OR ACCOUNTS

       (a) The Trust understands that TIA now acts, will continue to act and may act in the future as investment manager or adviser to fiduciary and other managed accounts, and as investment manager or adviser to other investment companies, and the Trust has no objection to TIA's so acting, PROVIDED, that, whenever the Trust or the Portfolio and one or more other investment companies or accounts managed or advised by TIA have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed to be equitable to each company or account. The Trust recognizes that in some cases this procedure may adversely affect the size of the position obtainable for the Portfolio. The Trust also understands that the persons employed by TIA to assist in the performance of TIA's duties under this Agreement may not devote their full time to such service and that nothing contained in this Agreement shall be deemed to limit or restrict the right of TIA or any affiliate of TIA to engage in and devote time and attention to other businesses or to render

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services of whatever kind or nature.  This Agreement  shall not in any way limit or restrict TIA or any of its directors, officers, employees, or agents from buying, selling or trading any securities or other investment instruments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities will not adversely affect or otherwise impair the performance by TIA of its duties and obligations under this Agreement.

       (b) Moreover, by reason of investment banking and other activities, TIA or its affiliates may from time to time acquire privileged and confidential information about corporations or other entities and their securities, The Trust recognizes and acknowledges that TIA or it affiliates will not be free to divulge such information to the Trust or to act upon such information.

       10.    DELEGATION OF PROXY VOTING RIGHTS

       The Trust delegates to TIA the Trust's discretionary authority to exercise voting rights with respect to the securities and other investments held by the Portfolio. TIA shall exercise these voting rights unless and until the Trust revokes this delegation in writing. The Trust may revoke this delegation at any time without cause. TIA shall provide the Trust with a written copy of its proxy voting guidelines. TIA shall maintain and preserve a record, in an easily accessible place for a period of not less than five (5) years or other such period under Rule 204-2 of the Advisers Act, of TIA's voting procedures, and of TIA's actual votes with respect to those securities and other investments including all information and data required to be filed on Form N-PX by the Trust, and TIA shall supply this record to the Trust, or any authorized representative of the Trust, upon request, provided that the Trust shall receive a record of all proxy votes and other information and data necessary to complete Form N-PX for each year ending June 30 reasonably thereafter, but no later than the July 31st following said June 30th in accordance with the 1940 Act rules and regulations governing proxy votes.

       11.    AFFILIATED BROKERS AND TRANSACTIONS

       (a) Affiliated Brokers. TIA or any of its affiliates may act as broker in connection with the purchase or sale of securities or other investments for the Portfolio, subject to: (a) the requirement that TIA seek to obtain best execution and price within the policy guidelines determined by the Board and set forth in the Trust's current prospectus and SAI; (b) the provisions of the Investment Advisers Act of 1940, as amended (the "Advisers Act"); (c) the provisions of the Securities Exchange Act of 1934, as amended, including, but not limited to, Section 11(a) thereof and any exchange on which a security may be listed or traded; and (d) other provisions of applicable law. These brokerage services are not within the scope of the duties of TIA under this Agreement. Subject to the requirements of applicable law and any procedures adopted by the Board, TIA or its affiliates may receive brokerage commissions, fees or other remuneration from the Portfolio or the Trust for these services in addition to TIA's fees for services under this Agreement.

       (b) Affiliated Transactions. Provided that the Trust has approved procedures under an applicable exemptive rule under the 1940 Act and subject to said procedures, TIA is hereby

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authorized  to effect  "cross"  transactions  between  the  Portfolio  and other registered investment companies or clients advised by TIA.

       12.    CUSTODY

       Nothing in this Agreement shall require TIA to take or receive physical possession of cash, securities, or other investments of the Portfolio.

       13.    REGISTRATION AS INVESTMENT ADVISER

       TIA is registered as an investment adviser with the U.S. Securities and Exchange Commission ("SEC") under the Advisers Act. TIA shall remain so registered throughout the term of this Agreement and shall notify the Trust immediately if TIA ceases to be so registered as an investment adviser.

       14.    CODE OF ETHICS

       TIA certifies that it has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, and that it has instituted procedures reasonably necessary to prevent Access Persons (as defined under Rules 17j-1 and 204A-1) from violating its code of ethics. TIA will provide the Trust with a copy of that code, together with evidence of the code's adoption. At each quarterly Board meeting during the time that this Agreement remains in effect, the president, a vice president or the chief compliance officer of TIA shall certify to the Trust that TIA has complied with the requirements of Rules 17j-1 and 204A-1 during the previous quarter and that there have been no violations of its code of ethics or, if a violation has occurred, that appropriate action has been taken in response to the violation; PROVIDED, that, no less frequently than annually, the appropriate officer of TIA shall furnish a written report to the Trust that complies with the requirements of Rule 17j-1 with respect to these reports regarding issues, material violations, and any related sanctions in connection with the administration of the code of ethics, or as otherwise required pursuant to Rule 17j-1. Upon written request of the Trust, TIA shall permit representatives of the Trust to examine the reports (or summaries of the reports) required to be made by Rule 17j-1(d)(1) and Rule 204A-1(b) relating to enforcement of the code of ethics.

       15.    TERM  OF  AGREEMENT;   TERMINATION  OF  AGREEMENT;   AMENDMENT  OF
              AGREEMENT

       (a) TERM. This Agreement shall become effective ______, 2005 (the "Effective Date"), and shall continue for an initial two-year term and shall continue thereafter so long as such continuance is specifically approved at least annually as required by the 1940 Act.

       (b)    TERMINATION.  This Agreement may be terminated,  without  penalty,
(1) by the Board or by vote of holders of a majority of the outstanding shares of the Portfolio upon sixty (60) days' written notice to TIA, or (2) by TIA upon 60 days' written notice to the Trust. This Agreement will also terminate automatically in the event of its assignment.

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       (c)    AMENDMENT.  This  Agreement  may be amended by the parties only if the amendment is specifically approved by: (1) a majority of those trustees who are not parties to this Agreement or "interested persons" of any party cast in person at a meeting called for the purpose of voting on the Agreement's approval; and (2) if required by applicable law, the vote of a majority of outstanding shares of the Portfolio.

       16.    REPRESENTATIONS AND COVENANTS OF THE TRUST

       (a) The Trust represents that a copy of the Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts and the clerk of the City of Boston. The Trust further represents and covenants that it shall maintain compliance with applicable regulatory mandates and requirements.

       (b) The Trust represents and covenants that it is duly organized and validly existing under Massachusetts law with the power to own and possess the Trust's assets and carry on the Trust's business as this business is now being conducted;

       (c) The Trust represents and covenants that it has the authority to enter into and perform the services contemplated by this Agreement; and

       (d) The Trust represents and covenants that it is (and during the term of this Agreement, will remain) registered as an open-end management investment company under the 1940 Act and that the Trust's shares representing an interest in the Portfolio are (and during the term of this Agreement will remain) registered under the Securities Act of 1933 and under any applicable state securities laws.

       17.    REPRESENTATIONS AND COVENANTS OF TIA

       (a) TIA represents and covenants that it: (1) is duly organized and validly existing under New York law with the power to own and possess TIA's assets and carry on TIA's business as this business is now being conducted; (2) has the authority to enter into and perform the services contemplated by this Agreement; (3) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (4) has met, and shall continue to seek to meet for the duration of this Agreement, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; and (5) shall promptly notify the Trust of the occurrence of any event that would disqualify it from serving as an investment adviser to an investment company pursuant to Section 9(a) of the 1940 Act. TIA also represents and covenants that it shall maintain compliance with applicable regulatory mandates and requirements.

       (b) TIA represents and covenants that it shall be responsible for the management of the Portfolio in accordance with the Prospectus and SAI and in compliance with the requirements applicable to a regulated investment company under Subchapter M of the Code. TIA shall also comply with the diversification requirements for variable annuity, life insurance, or endowment contracts pursuant to Section 817(h) of the Code and United States Treasury Regulation Section

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1.817-5, each as may be amended from time to time. TIA shall promptly inform the
Trust if any information in the Prospectus or SAI, or if any action relating to TIA or its services to the Portfolio is (or will become) inaccurate, incomplete, or no longer compliant with Section 817(h) of the Code or Treasury Regulation
Section 1.817-5, if applicable.

       (c) TIA represents that it shall carry out its responsibilities under this Agreement in compliance with (1) federal and state law, including securities law, governing its activities; (2) the Portfolio's investment objective, policies, and restrictions, as set forth in the Prospectus and SAI, as amended from time to time; and (3) any policies or directives as the Board may from time to time establish or issue and communicate to the Adviser in writing. The Trust shall promptly notify TIA in writing of changes to (2) or (3) above, which shall be implemented as soon as reasonably possible.

       (d) TIA represents and covenants that it shall conduct its activities under this Agreement in a manner consistent with its code of ethics maintained pursuant to Rule 17j-1 under Section 17(j) of the 1940 Act. TIA also agrees to require that any Subadviser shall adopt and follow a similar code of ethics and that such Subadviser shall be obligated to provide a copy of said code, together with certifications of its adoption and other matters pursuant to Rule 17j-1, to the Trust.

       (f) TIA represents and covenants that it shall conduct its activities in a manner consistent with any no-action letter, order or rule promulgated by the SEC applicable to the Trust or the Portfolio, provided that the Trust has given copies of such no-action letters and orders to TIA.

       18.    COOPERATION WITH INVESTIGATIONS

       TIA and the Trust each agree to cooperate with each other in the event that either should become involved in any investigation, legal proceeding, claim, suit or other similar action arising from the performance of the obligations described in this Agreement.

       19.    RECORDS

       (a) MAINTENANCE OF RECORDS. TIA hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the 1940 Act, all records relating to the Portfolio's investments that are required to be maintained by the Trust pursuant to the requirements of paragraphs (b)(5),
(b)(6), (b)(7), (b)(9), (b)(10), and (f) of Rule 31a-1 under the 1940 Act.

       (b) OWNERSHIP OF RECORDS. TIA agrees that all books and records which TIA maintains for the Portfolio or the Trust are the Trust's property and further agrees to surrender promptly to the Trust any books, records, or information upon the Trust's request; PROVIDED, HOWEVER, that TIA may retain copies of the records at its own cost. All the requested books and records shall be made available, within five (5) business days of a written request, to the Trust's accountants or auditors during regular business hours at TIA's offices. The Trust or the Trust's authorized representatives shall have the right to copy any records in TIA's possession that

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


pertain to the Portfolio or the Trust. These books, records, information, or reports shall be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this Agreement, all these books, records, or other information shall be returned to the Trust. TIA agrees that the policies and procedures it has established for managing the Portfolio, including, but not limited to, all policies and procedures designed to ensure compliance with federal and state regulations governing the adviser/client relationship and management and operation of the Portfolio, shall be made available for inspection by the Trust or either of their authorized representatives not less frequently than annually.

       20.    LIMITATION OF LIABILITY

       Except as may otherwise be prohibited by the 1940 Act or other applicable federal securities law, TIA and/or its Related Parties shall not be liable to the Trust or any shareholder of the Trust for any error or judgment, mistake of law, or any loss arising out of any investment or other act or omission in the course of, connected with, or arising out of any services to be rendered under this Agreement, except that TIA or its Related Parties shall be liable by reason of conduct that constitutes willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement. To the extent permitted under federal and state law, the Trust shall hold harmless and indemnify TIA and its Related Parties for any loss, liability, cost, damage or expense (including reasonable attorneys fees and costs) arising from any claim or demand by any past or present shareholder of the Trust except if the loss, liability, cost, damage or expense (including reasonable attorneys fees and costs) is based upon TIA's or a Related Party's willful misfeasance, bad faith, or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement.

       21.    GOVERNING LAW

       This Agreement shall be governed by, construed under and interpreted and enforced in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

       22.    SEVERABILITY

       If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.

       23.    DEFINITIONS

       The terms "assignment," "affiliated person," and "interested person," when used in this Agreement, shall have the respective meanings specified in
Section 2(a) the 1940 Act. The term "majority of the outstanding shares" means the lesser of (a) sixty-seven percent (67%) or more of the shares present at a meeting if more than fifty percent (50%) of these shares are present or represented by proxy, or (b) more than fifty percent (50%) of the outstanding shares.

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


       24.    COUNTERPARTS

       This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.


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


       IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                                        THE TRAVELERS SERIES TRUST


                                        By:
                                             -----------------------------------
                                        Name:
                                        Title:

                                        TRAVELERS INVESTMENT ADVISER, INC.


                                        By:
                                             -----------------------------------
                                        Name:
                                        Title:


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


                                  ATTACHMENT A

                            INVESTMENT ADVISORY FEES


       For the services rendered under this Agreement, the Trust shall pay TIA an amount equivalent on an annual basis to 0.70% of the average daily net assets of the Portfolio.


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